UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 25, 2012

AMERICAN REPROGRAPHICS COMPANY

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California		94596
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (925) 949-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Cert ain Officers.

(e) On May 23, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of American Reprographics Company (the “Company”) approved stock option grants to the following executive officers:

•	Kumarakulasingam Suriyakumar, President and Chief Executive Officer.

A grant to Kumarakulasingam Suriyakumar, the Company’s President and Chief Executive Officer, as an annual long-term incentive award of an option to purchase 100,000 shares of the Company’s common stock under the Company’s 2005 Stock Plan, as amended. The exercise price of the option is $5.37, which was the closing market price of the Company’s common stock on the New York Stock Exchange on the date of grant. Assuming Mr. Suriyakumar’s continued employment with the Company, the shares subject to the stock option will vest 33.3% on each of the first three anniversaries of the date of grant, and is otherwise subject to the terms of the Company’s standard form of stock option agreement under its 2005 Stock Plan, as amended.

•	Dilantha Wijesuriya, Chief Operating Officer.

A grant to Dilantha Wijesuriya, the Company’s Chief Operating Officer, as an annual long-term incentive award of an option to purchase 10,000 shares of the Company’s common stock under the Company’s 2005 Stock Plan, as amended. The exercise price of the option is $5.37, which was the closing market price of the Company’s common stock on the New York Stock Exchange on the date of grant. Assuming Mr. Wijesuriya’s continued employment with the Company, the shares subject to the stock option will vest 33.3% on each of the first three anniversaries of the date of grant, and is otherwise subject to the terms of the Company’s standard form of stock option agreement under its 2005 Stock Plan, as amended.

•	John E. Toth, Chief Financial Officer.

A grant to John E. Toth, the Company’s Chief Financial Officer, as an annual long-term incentive award of an option to purchase 30,000 shares of the Company’s common stock under the Company’s 2005 Stock Plan, as amended. The exercise price of the option is $5.37, which was the closing market price of the Company’s common stock on the New York Stock Exchange on the date of grant. Assuming Mr. Toth’s continued employment with the Company, the shares subject to the stock option will vest 33.3% on each of the first three anniversaries of the date of grant, and is otherwise subject to the terms of the Company’s standard form of stock option agreement under its 2005 Stock Plan, as amended.

•	Rahul Roy, Chief Technology Officer.

A grant to Rahul Roy, the Company’s Chief Technology Officer, as an annual long-term incentive award of an option to purchase 100,000 shares of the Company’s common stock under the Company’s 2005 Stock Plan, as amended. The exercise price of the option is $5.37, which was the closing market price of the Company’s common stock on the New York Stock Exchange on the date of grant. Assuming Mr. Roy’s continued employment with the Company, the shares subject to the stock option will vest 33.3% on each of the first three anniversaries of the date of grant, and is otherwise subject to the terms of the Company’s standard form of stock option agreement under its 2005 Stock Plan, as amended.

•	Jorge Avalos, Chief Accounting Officer and Vice President Finance.

A grant to Jorge Avalos the Company’s Chief Accounting Officer and Vice President Finance, as an annual long-term incentive award of an option to purchase 20,000 shares of the Company’s common stock under the Company’s 2005 Stock Plan, as amended. The exercise price of the option is $5.37, which was the closing market price of the Company’s common stock on the New York Stock Exchange on the date of grant. Assuming Mr. Avalos’ continued employment with the Company, the shares subject to the stock option will vest 33.3% on each of the first three anniversaries of the date of grant, and is otherwise subject to the terms of the Company’s standard form of stock option agreement under its 2005 Stock Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2012	AMERICAN REPROGRAPHICS COMPANY

	By:	/s/ John E. D. Toth
John E. D. Toth
Chief Financial Officer